EXHIBIT (10)(a)
                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

      This First Amendment (the "Amendment") to the Employment Agreement originally executed by Gateway American Properties, LLC, a Colorado limited liability company ("GAPLLC"), and Harvey E. Deutsch (the "Employee"), which agreement was effective as of September 15, 1995, and a copy of which is attached as Exhibit I hereto (the "Employment Agreement"), is effective as of the 1st day of October, 1997 (the "Operative Date"), by and between Gateway
American Properties Corporation, a Colorado corporation ("GAPC-Colo"), and the Employee.

                             EXPLANATORY STATEMENT

      WHEREAS, pursuant to Section 15 of the Employment Agreement, GAPC-Colo has become the assignee of any and all interests, rights, and obligations of GAPLLC in and under the Employment Agreement.

      WHEREAS, pursuant to Section 21 of the Employment Agreement, GAPC-Colo and the Employee wish to amend the Employment Agreement to reflect the assignment of any and all interests, rights, and obligations of GAPLLC in and under the Employment Agreement.

      WHEREAS, pursuant to Section 21 of the Employment Agreement, GAPC-Colo and the Employee wish to amend the Employment Agreement to extend the term of the Employment Agreement.

      NOW THEREFORE, in consideration of the Explanatory Statement that shall be deemed to be a substantive part of this Amendment, the mutual covenants, promises, agreements, representations and warranties contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

          1. General Amendments. To the extent not inconsistent with the more specific amendments to the Employment Agreement set forth in Section 2 herein, the following amendments to the Employment Agreement shall apply generally:

     a. Substitution of Name. All references in the Employment Agreement to the phrase "Gateway American Properties, LLC, a Colorado limited liability company" shall be replaced by the phrase "Gateway American Properties Corporation, a Colorado corporation." Throughout the entire Employment Agreement, references to the phrase "the Company" shall, after the Operative Date of this Amendment, be interpreted as references to GAPC-Colo and not to GAPLLC.

     b.   Substitution  of  "Managers".   All  references  to  the  phrase  "the
          Managers" shall be replaced by the phrase "the Company's Board of Directors."

2.    Specific Amendments.

      a. Amendment to Section 2 of the Employment Agreement. Section 2 of the Employment Agreement is deleted in its entirety and replaced by the following:

            2. Term. The initial term of this Agreement commenced as of September 15, 1995 (the "Effective Date"), and shall be in effect through December 31, 2000, unless sooner terminated as hereinafter set forth (the "Initial Term"). After expiration of the Initial Term, and subject to the termination provisions hereinafter contained, this Agreement will be automatically renewed for additional one-year periods (each a "Renewal Term") as of December 31, 2000, and each year thereafter (each a "Renewal Date"); provided neither party has given written notice to the other party of his or its intent not to renew at least 90 days prior to any Renewal Date.

      b. Amendment to Section 3(a) of the Employment Agreement. Section 3(a) of the Employment Agreement is deleted in its entirety and replaced by the following:

            (a) Faithfully and diligently do and perform all such reasonable acts and duties and furnish such reasonable services as the Board of Directors and officers of the Company shall direct. In performing the assigned duties, the Employee shall do and perform all acts in the ordinary course of the Company's business (with such limits as the Company's Board of Directors may prescribe necessary and conducive to the Company's bests interests); and

      c. Amendment to Section 5 of the Employment Agreement. Section 5 of the Employment Agreement is deleted in its entirety and replaced by the following:

            5. Additional Incentives. The Company will provide Employee with additional incentives including stock options, a retirement plan and bonus benefits. Such additional incentives shall be consistent with those additional incentives provided the Employee by Gateway American Properties, LLC ("GAPLLC") prior to the assignment by GAPLLC to the Company of any and all of its interests, rights, and obligations in and under this Agreement.

      d. Amendment to Section 6 of the Employment Agreement. Section 6 of the Employment Agreement is amended by deleting the last sentence of such section and replacing it with the following:

            The Company shall pay the Employee any amount of the accrued salary not paid by GAPLLC prior to, and as of, the date that GAPLLC assigned to the Company any and all of its interests, rights, and obligations in and under this Agreement at such time as determined by the Board of Directors of the Company, but in any event prior to the termination of the Initial Term.

      e. Amendment to Section 8 of the Employment Agreement. Section 8 of the Employment Agreement is deleted in its entirety and replaced by the following:

            8. Automobile Expenses. Employee shall receive an amount of Seven Hundred Fifty and 00/100 Dollars ($750.00) per month as reimbursement for automobile expenses incurred in the use of Employee's automobile for business purposes. Such reimbursement amount represents a pro rata share of the following potential expenses: lease, fuel, insurance and general maintenance.

      f. Amendment to Section 9 of the Employment Agreement. Section 9 of the Employment Agreement is amended by adding a new Section 9(c) thereto stating as follows:

            (c) In the event that GAPLLC, prior to the assignment by GAPLLC to the Company of any and all of its interests, rights, and obligations in and under this Agreement, had obtained any health insurance policy and/or any life insurance policy in accord with the provisions of this Section 9 (any such health insurance policy or life insurance policy to be referenced hereinafter as an "Insurance Policy"), the Company shall not be obligated to obtain another separate such Insurance Policy to the extent that the Company assumes and maintains the responsibilities and obligations of GAPLLC under such pre-existing Insurance Policy.

      g.    Amendment to Section 13 (c) of the Employment Agreement.  Section 13
            (c) of the Employment Agreement is deleted in its entirety and replaced by the following:

            (c) Except as otherwise specifically provided in this Agreement, including this paragraph (c) and Section 11, hereof, in the event of the Employee's termination of employment for any reason, other than a termination for cause or in the event of death, the Employee shall receive in lump sum that amount of compensation provided in Section 4, hereof, based on the remaining term of this Agreement as determined under Section 2, hereof. Notwithstanding the foregoing, in the event of the Employee's termination of employment for cause, as defined herein, then all obligations of the GAPC-Colo hereunder shall terminate, and the Employee shall not be entitled to any further payment.

      h. Amendment to Section 14 of the Employment Agreement. Section 14 of the Employment Agreement is deleted in its entirety and replaced by the following:

            14. Indemnification. The parties recognize that the Company has assumed the obligations of GAPLLC pursuant to which obligation
            GAPLLC had agreed to indemnify the Employee from and against any liability, cost, or expense, whatsoever, incurred by the Employee on and under any loan or obligation obtained by or for benefit of GAPLLC for which the Employee executed personally or executed guarantees providing for the personal liability of the Employee under such loans. A copy of the original Indemnification Agreement between the Employee and GAPLLC is attached as Exhibit A hereto and incorporated herein by reference. A copy of the Company's Assumption of Indemnification Agreement between the Employee, GAPLLC, and the Company is attached as Exhibit B hereto and incorporated herein by reference.

3.    Other Sections of the Employment Agreement. Except as generally amended by
      Section 1 of this Amendment or specifically amended pursuant to the terms of Section 2 of this Amendment, provisions of the Employment Agreement shall be unchanged as a result of the execution of this Amendment; and GAPC-Colo and the Employee shall be bound thereby as if GAPC-Colo and the Employee had been the original signatories of the Employment Agreement.

4. Accrued, But Unpaid, Obligations. GAPC-Colo specifically represents and warrants to the Employee that, as a consequence of the assignment by GAPLLC to GAPC-Colo of any and all of its interests, rights, and obligations in and under the Employment Agreement, GAPC-Colo shall, as of the Operative Date of this Amendment, assume, and become liable, for any and all accrued, but unpaid, obligations of GAPLLC to the Employee arising prior to, and as of, the Operative Date under the terms of the Employment Agreement, as in effect prior to the execution of this Amendment.

5.   Company  Approval.  This  Amendment  has  been  approved  by the  Board  of
     Directors  of  GAPC-Colo,  and been  duly  executed  and  delivered  by the
     Employee and on behalf of the GAPC-Colo by its duly authorized representative.

6. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of Colorado, excluding any conflict-of-laws rule or law that might refer such construction or governance to the law of another jurisdiction.

7. Severability. In the event a court of competent jurisdiction finds any of the provisions of this Amendment to be prohibited or unenforceable, it is the intent that such provision be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision enforceable. Moreover, to the extent that this Amendment may be executed

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

     and performance of the obligations of the parties may be accomplished within the intent of this Amendment, the terms of this Amendment are severable, and should any term or provision hereof be declared invalid or become inoperative for any reason, such invalidity or failure shall not affect the validity of any other term or provision hereof.

8. Counterparts; Telefacsimile Signatures. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. Signature pages may be delivered by telefacsimile, each of which shall be binding and enforceable, to the same effect as if the original signature pages were executed and delivered.

9. Further Action. Each of the parties hereto agrees and covenants to take or to cause to be taken such further actions, to execute, acknowledge, seal and deliver such further instruments, documents and further assurances as any one or more of the other parties may, from time to time, reasonably request in order to effectuate fully the purposes, terms, and conditions of this Amendment and to fulfill the intent of this Amendment and the transactions contemplated herein and provided hereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective on the date first set forth above.

                                        Gateway American Properties Corporation, a Colorado corporation


                                        By:/s/ Harvey E. Deutsch
                                        --------------------------------
                                        Harvey E. Deutsch, Its President


/s/ Joel H. Farkas                      /s/ Harvey E. Deutsch
------------------                      --------------------------------
Joel H. Farkas, Its Secretary           Harvey E. Deutsch, as "Employee"

EXHIBIT (10)(a)
                             EMPLOYMENT AGREEMENT

      THIS AGREEMENT, is effective the 15th day of September, 1995, by and between GATEWAY AMERICAN PROPERTIES, LLC, a Colorado limited liability company (the "Company"), and HARVEY E. DEUTSCH (the "Employee").

                                   RECITALS:

      WHEREAS, the Employee's services are valued by the Company and the Company and the Employee desire to set forth in this Agreement the terms and conditions for employment of the Employee by the Company during the term hereof; and

      WHEREAS, the Employee and the Company agree that the Employee shall be compensated on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

      1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby engages and employs Employee and Employee hereby accepts such engagement and employment with the Company. The primary place of employment shall be at the Company's principal offices in Denver, Colorado, or at such other location as the Company and the Employee may agree.

      2. Term. The initial term of this Agreement shall be for a three (3) year period and shall commence as of September 15, 1995 (the "Effective Date"), and shall be in effect through September 14, 1998, unless sooner terminated as hereinafter set forth (the "Initial Term"). After expiration of the Initial Term, and subject to the termination provisions hereinafter contained, this Agreement will be automatically renewed for additional one-year periods (each a "Renewal Term") as of September 15th, 1998, and each year thereafter (each a "Renewal Date"); provided neither party has given written notice to the other party of their intent not to renew at least 90 days prior to any Renewal Date.

     3.  Duties.  The  Employee  will,  during the Initial Term and each Renewal
Term:

            (a) Faithfully and diligently do and perform all such reasonable acts and duties and furnish such reasonable services consistent with the Employee's position as a Manager of the Company, and as the Managers of the Company shall direct. In performing the assigned duties, the Employee shall do and perform all acts in the ordinary course of the Company's business (with such limits as the Managers of the Company may prescribe necessary and conducive to the Company's best interests); and

            (b) Devote the Employee's energies and skills to the business of the Company and to the promotion of the Company's best interests. The Company understands and recognizes that the Employee may have other business activities which take a portion of Employee's time devoted to business matters. Accordingly, Employee is required to expend on behalf of the Company only such efforts as the Managers of the Company shall determine to be appropriate for the proper conduct of Company affairs. Further, it is acknowledged that the Employee may engage in or possess interests in other business ventures of every nature and description, independently or with others, some of which may compete with the business of the Company, and the Company shall not have any right in or to any such independent ventures or to the income or profits derived therefrom. For the purpose of avoidance of costly and prolonged litigation which may result in undue damage to the Employee and the Company, any claims based on any such activities or conflicts of interest of the Employee are hereby expressly waived by the Company.

      4. Compensation. The Employee's salary, for the term provided in this Agreement, shall be an amount of One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00) on an annual basis.

      5. Additional Incentive. The Company will provide Employee with additional incentives including stock options, a retirement plan and bonus benefits. The Company's Managers shall, within one year from the Effective Date, determine the exact form of such additional incentives, the formula to be utilized in determining the monetary benefit, and the performance criteria in awarding such work incentives.

      6. Payments. Payment of compensation made under Section 4 shall be payable monthly. All payments under this Agreement will be subject to withholding deductions as may be required to be made pursuant to law, government regulation or order, or by written agreement with, or written consent of, the Employee. The parties acknowledge that the Employee has been employed by the Company prior to the Effective Date, and Employee is entitled to approximately one year's accrued salary related to this prior employment from July 1, 1994. The Company shall pay the Employee the accrued salary at such time as determined by the Managers of the Company, but in any event prior to the termination of the Initial Term.

      7. Reimbursements. If Employee reasonably incurs any bona fide business expenses in the performance of the duties authorized by the Company (other than personal living expenses, including, but not limited to personal automobile transportation and other such expenses, house mortgage, rental, meals and other such expenses), the Company shall reimburse the Employee for reasonable expenses subject to reasonable guidelines from time to time established by the Company within thirty (30) days after the Employer receives an itemized statement as to:

                  a.    the date that such expenses were incurred;

                  b. the business purpose for which such expenses were incurred;

                  c.    the  name  of all  persons  who   benefited   from  such
                        expenses; and

                  d.    the amount of each expense.

Expenses shall only be reimbursed upon the furnishing of such information and any other information which the Company deems necessary to verify the accuracy and reasonableness of said expenditures, and to justify to the Internal Revenue Service the deductibility of such expenditures. The Company shall provide Employee with a corporate credit card for purposes of paying such business expenses.

      8. Automobile Expenses. Employee shall receive an amount of Seven Hundred Fifty and 00/100 Dollars ($750.00) per month as reimbursement for automobile expenses incurred in the use of Employee's automobile for business purposes, including a pro rata share of the following expenses: lease, fuel, insurance and general maintenance.

      9. Health and Life Insurance Benefits. The Company shall provide Employee with health insurance. In addition, the Company shall provide the following life insurance policies on the life of the Employee:

            (a) Split-Dollar. The Company shall purchase life insurance on the life of the Employee having a face value in such amount as is available for an annual premium payment of approximately Twenty-five Thousand Dollars ($25,000.00) under a split-dollar arrangement with the Employee. The Employee will be entitled to designate the beneficiary to receive any and all insurance proceeds under such policy. The Company and Employee shall cooperate and use its/his best efforts in obtaining such policy.

            (b) Key Man Insurance. The Company shall purchase life insurance on the life of the Employee having a face value of One Million Five Hundred Thousand and 00/100 Dollars (($1,500,000.00) as "key man insurance." The Company shall be designated as the beneficiary of such policy. The Company and Employee shall cooperate and use its/his best efforts in obtaining such policy.

      10. Disability. The Company shall provide Employee with disability insurance, and the Company and Employee shall cooperate and use its/his best efforts in obtaining such disability insurance coverage. In the event that the Employee is disabled, at the Company's election and upon 30 day's notice to the Employee, the Company may terminate this Agreement, whereupon, the Employee's obligation to perform such services will terminate. For purposes of this Agreement, disability will be determined as provided under the Employee's disability insurance policy. In the event of a determination of disability as provided herein, the Employee shall continue to receive his salary for a period of six (6) months commencing from the date of termination by the Company of Employee's employment.

      11. Death. In the event of the death of the Employee during the term of this Agreement, his employment pursuant to this Agreement shall terminate. In the accounting between the Company and the Employee's personal representative, the Employee's estate shall receive that amount of compensation provided in
Section 4, hereof, for the three year period following the Employee's date of death, payable as provided in Section 6, hereof. This death benefit shall be payable to Employee's estate for the period stated herein regardless of the termination date of the Initial Term.

      12. Absence from Work. Employee will be entitled to vacation each year, as may be determined by the Company's Managers. During vacations, Employee shall be entitled to receive his regular monthly compensation amount. Employee shall be entitled to be absent from work due to sickness and holidays as determined by the Company from time to time.

      13.   Termination.

      (a) The Employee's employment with the Company shall be terminated:

          (i)   by reason of the Employee's death;

          (ii)  by reason  of the  Employee  becoming  disabled  as set forth in
                Section 10;

          (iii upon the voluntary termination of this Agreement by the Company and the Employee; or

          (iv)  for cause.

      (b) For purposes of this Agreement, "cause" shall be deemed to exist if the Employee is shown to have engaged in any act of embezzlement, theft or fraud upon the Company, any of its affiliated companies, or any of its customers or clients. The Company shall have the sole discretion to determine whether the conditions constituting a termination for cause have occurred, and the Employee agrees that a decision by the Managers of the Company, that cause exists for termination of the Employee, explained by the Company Managersby written notice to the Employee, shall be binding on the Employee.

      (c) Except as otherwise specifically provided in this Agreement, in the event of the Employee's termination of employment for any reason, then all obligations of the Company hereunder shall terminate.

      14. Indemnification. The parties recognize that the Company has entered into an agreement with the Employee to indemnify the Employee from and against any liability, cost, or expense, whatsoever, incurred by the Employee on and under any loan or obligation obtained by or for the benefit of the Company for which the Employee executed personally or executed guarantees providing for the personal liability of the Employee under such loans. A copy of such

Indemnification Agreement is attached hereto as Exhibit A and incorporated herein by reference.

      15. Nonassignment. This Agreement is personal to the Employee and shall not be assigned by the Employee. The Employee shall not hypothecate, delegate, encumber, alienate, transfer or otherwise dispose of the Employee's rights and duties hereunder. The Company may assign the Agreement without the Employee's consent to any other entity who, in connection with such assignment, acquires all or substantially all of the Company's assets or into or with which the Company is merged or consolidated.

      16. Waiver. The waiver by either party of a breach by the other party of any provision of this Agreement shall not be construed as a waiver of a breach of any other provision or any subsequent breach.

      17. Severability. If any clause, phrase, provision or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, provision, or portion hereof to any other person or circumstance.

      18. Benefit. The provisions of this Agreement shall inure to the benefit of the Company, its successors and assigns, and shall be binding upon the Company and the Employee, his heirs, personal representatives and successors and assigns, including without limitation the Employee's estate and the executors, administrators, or trustees of such estate.

     19. Relevant Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

     20. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered mail, postage prepaid, return receipt requested, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

      (a)   If to the Company:

            Gateway American Properties Corporation
            9145 East Kenyon Avenue
            Suite 200
            Denver, Colorado 80237-1810

      (b)   If to the Employee:

            Harvey E. Deutsch
            Deutsch, Spillane & Reutzel, P.C.
            9145 East Kenyon Avenue
            Suite 200
            Denver, Colorado 80237-1810

      21. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matters hereof. This Agreement may only be amended or modified by a writing signed by both parties. Oral promises or assurances are not effective to enforce, amend or modify this Agreement.

      22. Company Approval. This Agreement has been approved by the Managers of the Company, and has been duly executed and delivered by the Employee and on behalf of the Company by its duly authorized representative.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date first set forth above.

                                    The "Company"

                                    GATEWAY   AMERICAN    PROPERTIES,    LLC,  a
                                    Colorado limited liability company

                                    By:/s/ Harvey E. Deutsch
                                    ---------------------------
                                    Harvey E. Deutsch, Manager

                                    By:/s/ Michael A. Messina
                                    ---------------------------
                                    Michael A. Messina, Manager

                                    By:/s/ Joel H. Farkas
                                    ---------------------------
                                    Joel H. Farkas, Manager

                                    The "Employee":

                                    /s/ Harvey E. Deutsch
                                    ---------------------------
                                    Harvey E. Deutsch

                                   EXHIBIT A

                       COPY OF INDEMNIFICATION AGREEMENT
                                (see attached)